Rocket Companies Announces First Quarter 2024 Results

•Generated Q1'24 total revenue, net of $1.4 billion and adjusted revenue of $1.2 billion. Adjusted revenue exceeded the high end of guidance range, and year-over-year growth accelerated for the third quarter in a row
•Reported Q1'24 GAAP net income of $291 million, or $0.11 per GAAP diluted earnings per share and adjusted net income of $84 million, or $0.04 per adjusted diluted earnings per share
•Delivered Q1'24 adjusted EBITDA of $174 million, the highest adjusted EBITDA in two years

DETROIT, May 2, 2024 – Rocket Companies, Inc. (NYSE: RKT) (“Rocket Companies” or the “Company”), the Detroit-based fintech platform company including mortgage, real estate and personal finance businesses, today announced results for the first quarter ended March 31, 2024.

"Rocket entered 2024 with strong momentum. I’m incredibly proud of our team's performance in Q1, as we accelerated top-line growth for the third straight quarter and achieved our highest profitability in two years. Once again, we expanded both our purchase and refinance market share, through a combination of innovation, technology, process enhancements and strong execution," said Varun Krishna, CEO and Director of Rocket Companies. "In spite of rapidly changing market conditions, we see tremendous opportunity ahead to serve our clients. The homeownership space is vast, fragmented and ripe for modernization. Rocket is uniquely poised to leverage AI and drive transformative experiences in service of our mission to help everyone home.”

First Quarter 2024 Financial Summary 1

ROCKET COMPANIES
($ in millions, except per share amounts)

	Q1-24	Q1-23
	(Unaudited)
Total revenue, net	$1,384	$666
Total expenses	$1,085	$1,082
GAAP net income (loss)	$291	$(411)

Adjusted revenue	$1,163	$882
Adjusted net income (loss)	$84	$(111)
Adjusted EBITDA	$174	$(79)

GAAP diluted earnings (loss) per share	$0.11	$(0.16)
Adjusted diluted earnings (loss) per share	$0.04	$(0.06)

($ in millions)

	Q1-24	Q1-23
Select Metrics	(Unaudited)
Closed loan origination volume	$20,205	$16,929
Gain on sale margin	3.11%	2.39%
Net rate lock volume	$22,362	$19,535

1 "GAAP" stands for Generally Accepted Accounting Principles in the U.S. Please see the sections of this document titled "Non-GAAP Financial Measures" and "GAAP to non-GAAP Reconciliations" for more information on the Company's non-GAAP measures and its share count. Certain figures throughout this document may not foot due to rounding.

First Quarter 2024 Financial Highlights

•Generated total revenue, net of $1.4 billion and GAAP net income of $291 million, or 11 cents per diluted share. Generated total adjusted revenue of $1.2 billion and adjusted net income of $84 million, or adjusted earnings of 4 cents per diluted share.

•Rocket Mortgage generated $20.2 billion in closed loan origination volume, a 19% increase over the same period the prior year.

•Gain on sale margin was 3.11%, a 72 bps increase over the same period the prior year.

•Total liquidity was approximately $8.9 billion, as of March 31, 2024, which includes $0.9 billion of cash on the balance sheet, and $2.6 billion of corporate cash used to self-fund loan originations, $3.4 billion of undrawn lines of credit, and $2.0 billion of undrawn MSR lines of credit.

•Servicing portfolio unpaid principal balance, which includes subserviced loans, was $511 billion or 2.5 million loans serviced as of March 31, 2024. The portfolio generates approximately $1.4 billion of recurring servicing fee income on an annualized basis. We acquired one mortgage servicing rights ("MSRs") portfolio in March and three MSR portfolios in April, for total consideration of $110 million. The MSR acquisitions added $8.2 billion of unpaid principal balance for loans with a blended weighted average coupon above that of our current portfolio, providing a compelling refinance opportunity when rates decline.

First Quarter 2024 Company Highlights

•Rocket again gained market share during the quarter. In Q1'24, both purchase and refinance market share expanded, showing double-digit percentage growth on a year-over-year basis.

•Our home equity loan product continues to fill a need in the market and resonate strongly with clients, offering a solution for those who may want to tap into their home's equity without impacting the lower rate on their first lien mortgage. In Q1'24, home equity loan volume grew more than 3.5 times over the same period last year, setting a new record.

•In April, Rocket Mortgage unveiled Rocket Logic, our patented AI-driven technology platform. Rocket Logic powers our front-facing client interactions and back-end processing, and currently includes capabilities such as Rocket Logic Docs, our intelligent document processing platform; Rocket Logic Assistant, our virtual assistant supporting team members for client interactions; and Rocket Logic Synopsis, our centralized client repository. We anticipate that Rocket Logic's automation capabilities will yield savings of over 170,000 team member hours annually. Notably, we have observed a 25% decrease in turn times from August 2022 to February 2024, contributing significantly to our ability to process loans nearly 2.5 times faster than the industry.

•In April, Rocket Mortgage announced Rocket Logic Synopsis, a tool used by our client-facing team members across mortgage banking, TPO, client operations and servicing. With AI doing the work behind the scenes, Rocket Logic Synopsis transcribes and tags client interactions, and logs client preferences for communication method, time to be contacted, call purpose, sentiment and more. Our teams engage in 65 million client calls annually, and Synopsis captures and organizes this invaluable data to construct unified client profiles in a centralized repository and to enhance client personalization.

•In April, Rocket Mortgage launched a pilot for a voice generative AI feature that enables clients to make instant modifications to their verified approval letters by simply using their voice, giving clients a meaningful edge in today's fast-paced and competitive housing market. Traditionally, clients would contact their mortgage banker to request adjustments, resulting in nearly 300,000 manual requests handled by our bankers and underwriters annually. This new feature is an industry-first, empowering our clients to take control of the process and complete modifications within minutes.

•In April, Rocket Homes launched Explore Spaces, a first-to-market visual home search experience, that allows users to instantly stream photos based on features that are most important to them, such as kitchens with marble counters or backyards with lush lawns. This is made possible by leveraging computer vision AI for image recognition and processing. Since launch, we have observed that users who engage with the Explore Spaces experience spend almost twice as long on the site per visit, and they return six times more often.

•In March and April, Rocket Mortgage received numerous accolades from industry outlets. Rocket Mortgage was recognized by Forbes as 'Best Lender for Flexible Mortgage Terms,’ ‘Best Online VA Lender’ and ‘Best Refinance Lender for Flexible Mortgage Terms,’ and by TIME as 'Best Mortgage Lender for Digital Refinance' and 'Best for Low Down Payment.'

Rocket Corporate Responsibility: For-More-Than-Profit

•In March, Rocket Community Fund, a partner company, announced a combined $550,000 in new funding to protect Atlanta homeowners and renters from displacement. The investments include $250,000 for a pilot program with the city of Atlanta to cover the cost of property tax increases for qualified homeowners, and a $300,000 investment with the Atlanta Volunteer Lawyers Foundation (AVLF) to strengthen their eviction defense services. In total, Rocket Community Fund has invested $2.5 million into housing stability in Atlanta.

•Rocket Community Fund recently launched the Make It Home program in Cleveland, an extension of the successful program in Detroit. Originally founded by the Rocket Community Fund in 2017, the Make It Home program has facilitated the transition of 1,500 Detroit residents into proud homeowners. Renters and other eligible residents are offered the first right to purchase their property for an average of $10,000, averting the risk of losing their homes in a tax auction.

•In March, Rocket Community Fund expanded the Detroit Area Talent Fund, an initiative designed to offer vital financial support to college and post-secondary students facing unforeseen challenges that hinder their academic journey. Since its launch in February 2023, the Detroit Area Talent Fund has supported nearly 1,300 Detroit students with mini grants to address issues like transportation limitations, lack of access to devices, and financial strains related to rent and utilities. Rocket Community Fund has committed $1 million in total to the effort.

Second Quarter 2024 Outlook2

In Q2 2024, we expect adjusted revenue between $1.075 billion to $1.225 billion.

2 Please see the section of this document titled “Non-GAAP Financial Measures” for more information.

Direct to Consumer

In the Direct to Consumer segment, clients have the ability to interact with the Rocket Mortgage app and/or with the Company’s mortgage bankers. The Company markets to potential clients in this segment through various brand campaigns and performance marketing channels. The Direct to Consumer segment derives revenue from originating, closing, selling and servicing predominantly agency-conforming loans, which are pooled and sold to the secondary market. The segment also includes title insurance, appraisals and settlement services complementing the Company’s end-to-end mortgage origination experience. Servicing activities are fully allocated to the Direct to Consumer segment and are viewed as an extension of the client experience. Servicing enables Rocket Mortgage to establish and maintain long term relationships with our clients, through multiple touchpoints at regular engagement intervals.

DIRECT TO CONSUMER3
($ in millions)

	Q1-24	Q1-23
	(Unaudited)
Sold loan volume	$9,049	$8,811
Sold loan gain on sale margin	4.26%	3.71%
Revenue, net	$1,094	$498
Adjusted revenue	$873	$714
Contribution margin	$344	$208

Partner Network

The Rocket Professional platform supports our Partner Network segment, where we leverage our superior client service and widely recognized brand to grow marketing and influencer relationships, and our mortgage broker partnerships through Rocket Pro TPO ("third party origination"). Our marketing partnerships consist of well-known consumer-focused companies that find value in our award-winning client experience and want to offer their clients mortgage solutions with our trusted, widely recognized brand. These organizations connect their clients directly to us through marketing channels and a referral process. Our influencer partnerships are typically with companies that employ licensed mortgage professionals that find value in our client experience, technology and efficient mortgage process, where mortgages may not be their primary offering. We also enable clients to start the mortgage process through the Rocket platform in the way that works best for them, including through a local mortgage broker.

PARTNER NETWORK3
($ in millions)

	Q1-24	Q1-23
	(Unaudited)
Sold loan volume	$7,768	$6,584
Sold loan gain on sale margin	1.55%	0.83%
Revenue, net	$170	$89
Adjusted revenue	$170	$89
Contribution margin	$114	$23

3 We measure the performance of the Direct to Consumer and Partner Network segments primarily on a contribution margin basis. Contribution margin is intended to measure the direct profitability of each segment and is calculated as Adjusted revenue less directly attributable expenses. Directly attributable expenses include salaries, commissions and team member benefits, general and administrative expenses, and other expenses, such as direct servicing costs and origination costs. A loan is considered "sold" when it is sold to investors on the secondary market. See "Summary Segment Results" section later in this document and the footnote on "Segments" in the "Notes to Consolidated Financial Statements" in the Company's forthcoming filing on Form 10-Q for more information.

Balance Sheet and Liquidity

Total available cash was $3.5 billion as of March 31, 2024, which includes $0.9 billion of cash and cash equivalents, and $2.6 billion of corporate cash used to self-fund loan originations. Additionally, we have access to $3.4 billion of undrawn lines of credit, and $2.0 billion of undrawn MSR lines of credit from financing facilities, for a total liquidity position of $8.9 billion as of March 31, 2024.

BALANCE SHEET HIGHLIGHTS
($ in millions)

	March 31, 2024	December 31, 2023
	(Unaudited)
Cash and cash equivalents	$861	$1,108
Mortgage servicing rights (“MSRs”), at fair value	$6,691	$6,440
Funding facilities	$6,145	$3,367
Other financing facilities and debt	$4,207	$4,237
Total equity	$8,609	$8,302

First Quarter Earnings Call

Rocket Companies will host a live conference call at 4:30 p.m. ET on May 2, 2024 to discuss its results for the quarter ended March 31, 2024. A live webcast of the event will be available online by clicking on the "Investor Info" section of our website. The webcast will also be available via rocketcompanies.com.

A replay of the webcast will be available on the Investor Relations site following the conclusion of the event.

Condensed Consolidated Statements of Income (Loss)
($ In Thousands, Except Per Share Amounts)

	Three Months Ended March 31,
	2024	2023
	(Unaudited)
Revenue
Gain on sale of loans
Gain on sale of loans excluding fair value of MSRs, net	$476,429	$265,003
Fair value of originated MSRs	222,797	204,560
Gain on sale of loans, net	699,226	469,563
Loan servicing income (loss)
Servicing fee income	345,746	366,385
Change in fair value of MSRs	56,508	(398,279)
Loan servicing income (loss), net	402,254	(31,894)
Interest income
Interest income	88,980	66,744
Interest expense on funding facilities	(51,443)	(35,112)
Interest income, net	37,537	31,632
Other income	244,699	196,767
Total revenue, net	1,383,716	666,068
Expenses
Salaries, commissions and team member benefits	541,096	603,775
General and administrative expenses	236,665	195,390
Marketing and advertising expenses	206,296	181,604
Depreciation and amortization	27,017	30,685
Interest and amortization expense on non-funding debt	38,365	38,333
Other expenses	35,907	32,268
Total expenses	1,085,346	1,082,055
Income (loss) before income taxes	298,370	(415,987)
(Provision for) benefit from income taxes	(7,656)	4,504
Net income (loss)	290,714	(411,483)
Net (income) loss attributable to non-controlling interest	(274,499)	392,960
Net income (loss) attributable to Rocket Companies	$16,215	$(18,523)

Earnings (loss) per share of Class A common stock
Basic	$0.12	$(0.15)
Diluted	$0.11	$(0.16)

Weighted average shares outstanding
Basic	136,991,743	124,732,722
Diluted	1,991,982,680	1,974,629,808

Condensed Consolidated Balance Sheets
($ In Thousands)

	March 31, 2024	December 31, 2023
Assets	(Unaudited)
Cash and cash equivalents	$861,410	$1,108,466
Restricted cash	31,975	28,366
Mortgage loans held for sale, at fair value	9,416,229	6,542,232
Interest rate lock commitments (“IRLCs”), at fair value	202,873	132,870
Mortgage servicing rights (“MSRs”), at fair value	6,691,341	6,439,787
Notes receivable and due from affiliates	18,574	19,530
Property and equipment, net	243,476	250,856
Deferred tax asset, net	543,896	550,149
Lease right of use assets	313,408	347,696
Forward commitments, at fair value	496	26,614
Loans subject to repurchase right from Ginnie Mae	1,601,648	1,533,387
Goodwill and intangible assets, net	1,245,907	1,236,765
Other assets	1,047,942	1,015,022
Total assets	$22,219,175	$19,231,740
Liabilities and equity
Liabilities:
Funding facilities	$6,145,452	$3,367,383
Other financing facilities and debt:
Senior Notes, net	4,034,818	4,033,448
Early buy out facility	171,748	203,208
Accounts payable	189,038	171,350
Lease liabilities	357,524	393,882
Forward commitments, at fair value	22,785	142,988
Investor reserves	95,041	92,389
Notes payable and due to affiliates	31,325	31,006
Tax receivable agreement liability	584,695	584,695
Loans subject to repurchase right from Ginnie Mae	1,601,648	1,533,387
Other liabilities	375,650	376,294
Total liabilities	$13,609,724	$10,930,030
Equity
Class A common stock	$1	$1
Class B common stock	—	—
Class C common stock	—	—
Class D common stock	19	19
Additional paid-in capital	350,811	340,532
Retained earnings	300,494	284,296
Accumulated other comprehensive income	72	52
Non-controlling interest	7,958,054	7,676,810
Total equity	8,609,451	8,301,710
Total liabilities and equity	$22,219,175	$19,231,740

Summary Segment Results for the Three Months Ended March 31, 2024 and 2023,
($ in millions)
(Unaudited)

Three Months Ended March 31, 2024	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP Revenue, net	$1,094	$170	$1,264	$120	$1,384
Change in fair value of MSRs due to valuation assumptions, net of hedges	(220)	—	(220)	—	(220)
Adjusted revenue	$873	$170	$1,044	$120	$1,163
Less: Directly attributable expenses	530	56	586	89	675
Contribution margin (1)	$344	$114	$458	$30	$488

Three Months Ended March 31, 2023	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP Revenue, net	$498	$89	$586	$80	$666
Change in fair value of MSRs due to valuation assumptions, net of hedges	216	—	216	—	216
Adjusted revenue	$714	$89	$802	$80	$882
Less: Directly attributable expenses	506	65	571	77	648
Contribution margin (1)	$208	$23	$231	$3	$234

(1)     We measure the performance of the segments primarily on a contribution margin basis. Contribution margin is intended to measure the direct profitability of each segment and is calculated as Adjusted revenue less directly attributable expenses. Adjusted revenue is a non-GAAP financial measure described below. Directly attributable expenses include salaries, commissions and team member benefits, general and administrative expenses, marketing and advertising expenses and other expenses, such as direct servicing costs and origination costs.

GAAP to Non-GAAP Reconciliations

Adjusted Revenue Reconciliation
($ in millions)

	Three Months Ended March 31,
	2024	2023
	(Unaudited)
Total revenue, net	$1,384	$666
Change in fair value of MSRs due to valuation assumptions, net of hedges (1)	(220)	216
Adjusted revenue	$1,163	$882

(1)    Reflects changes in market interest rates and assumptions, including discount rates and prepayment speeds, and the effects of contractual prepayment protection associated with sales or purchases of MSRs.

Adjusted Net Income (Loss) Reconciliation
($ in millions)

	Three Months Ended March 31,
	2024	2023
	(Unaudited)
Net income (loss) attributable to Rocket Companies	$16	$(19)
Net income (loss) impact from pro forma conversion of Class D common shares to Class A common shares (1)	275	(392)
Adjustment to the (provision for) benefit from income tax (2)	(65)	96
Tax-effected net income (loss) (2)	226	(314)
Share-based compensation expense	31	52
Change in fair value of MSRs due to valuation assumptions, net of hedges (3)	(220)	216
Tax impact of adjustments (4)	46	(65)
Other tax adjustments (5)	1	1
Adjusted net income (loss)	$84	$(111)

(1)    Reflects net income (loss) to Class A common stock from pro forma exchange and conversion of corresponding shares of our Class D common shares held by non-controlling interest holders as of March 31, 2024 and 2023.

(2)     Rocket Companies is subject to U.S. Federal income taxes, in addition to state, local and Canadian taxes with respect to its allocable share of any net taxable income or loss of Holdings. The adjustment to the (provision for) benefit from income tax reflects the difference between (a) the income tax computed using the effective tax rates below applied to the income (loss) before income taxes assuming Rocket Companies, Inc. owns 100% of the non-voting common interest units of Holdings and (b) the provision for (benefit from) income taxes. The effective income tax rate was 24.40% and 24.29% for the three months ended March 31, 2024 and 2023, respectively.

(3)    Reflects changes in market interest rates and assumptions, including discount rates and prepayment speeds, and the effects of contractual prepayment protection associated with sales or purchases of MSRs.

(4)    Tax impact of adjustments gives effect to the income tax related to share-based compensation expense, and the change in fair value of MSRs due to valuation assumptions, at the effective tax rates for each quarter.

(5)    Represents tax benefits due to the amortization of intangible assets and other tax attributes resulting from the purchase of Holdings units, net of payment obligations under Tax Receivable Agreement.

Adjusted Diluted Weighted Average Shares Outstanding Reconciliation
($ in millions, except per share amounts)

	Three Months Ended March 31,
	2024	2023
	(Unaudited)
Diluted weighted average Class A Common shares outstanding	1,991,982,680	1,974,629,808
Assumed pro forma conversion of Class D shares (1)	—	—
Adjusted diluted weighted average shares outstanding	1,991,982,680	1,974,629,808

Adjusted net income (loss)	$84	$(111)
Adjusted diluted earnings (loss) per share	$0.04	$(0.06)

(1)    Reflects the pro forma exchange and conversion of non-dilutive Class D common stock to Class A common stock. For the three months ended March 31, 2024 and 2023 Class D common shares were dilutive and are included in the diluted weighted average Class A common shares outstanding in the table above.

Adjusted EBITDA Reconciliation
($ in millions)

	Three Months Ended March 31,
	2024	2023
	(Unaudited)
Net income (loss)	$291	$(411)
Interest and amortization expense on non-funding debt	38	38
Provision for (benefit from) income taxes	8	(5)
Depreciation and amortization	27	31
Share-based compensation expense	31	52
Change in fair value of MSRs due to valuation assumptions, net of hedges (1)	(220)	216
Adjusted EBITDA	$174	$(79)

(1)    Reflects changes in market interest rates and assumptions, including discount rates and prepayment speeds, and the effects of contractual prepayment protection associated with sales or purchases of MSRs.

Non-GAAP Financial Measures

To provide investors with information in addition to our results as determined by GAAP, we disclose Adjusted revenue, Adjusted net income (loss), Adjusted diluted earnings (loss) per share and Adjusted EBITDA (collectively “our non-GAAP financial measures”) as non-GAAP measures. We believe that the presentation of our non-GAAP financial measures provides useful information to investors regarding our results of operations because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Our non-GAAP financial measures are not calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income (loss), or any other operating performance measure calculated in accordance with GAAP. Other companies may define non-GAAP financial measures differently, and as a result, our measures of our non-GAAP financial measures may not be directly comparable to those of other companies. Our non-GAAP financial measures provide indicators of performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures.

We define “Adjusted revenue” as total revenues net of the change in fair value of mortgage servicing rights (“MSRs”) due to valuation assumptions, net of hedges. We define “Adjusted net income (loss)” as tax-effected net income (loss) before share-based compensation expense, the change in fair value of MSRs due to valuation assumptions, net of hedges and the tax effects of those adjustments as applicable. We define “Adjusted diluted earnings (loss) per share” as Adjusted net income (loss) divided by the diluted weighted average number of Class A common stock outstanding for the applicable period, which assumes the pro forma exchange and conversion of all outstanding Class D common stock for Class A common stock. We define “Adjusted EBITDA” as net income (loss) before interest and amortization expense on non-funding debt, income tax, depreciation and amortization, share-based compensation expense, and change in fair value of MSRs due to valuation assumptions, net of hedges.

We exclude from each of our non-GAAP financial measures the change in fair value of MSRs due to valuation assumptions, net of hedges, as this represents a non-cash non-realized adjustment to our total revenues, reflecting changes in assumptions including discount rates and prepayment speed assumptions, mostly due to changes in market interest rates, which is not indicative of our performance or results of operation. We also exclude effects of contractual prepayment protection associated with sales of MSRs. Adjusted EBITDA includes Interest expense on funding facilities, which are recorded as a component of Interest income, net, as these expenses are a direct cost driven by loan origination volume. By contrast, interest and amortization expense on non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA.

Our definitions of each of our non-GAAP financial measures allow us to add back certain cash and non-cash charges, and deduct certain gains that are included in calculating Total revenue, net, Net income (loss) attributable to Rocket Companies or Net income (loss). However, these expenses and gains vary greatly, and are difficult to predict. From time to time in the future, we may include or exclude other items if we believe that doing so is consistent with the goal of providing useful information to investors.

Although we use our non-GAAP financial measures to assess the performance of our business, such use is limited because they do not include certain material costs necessary to operate our business. Our non-GAAP financial measures can represent the effect of long-term strategies as opposed to short-term results. Our presentation of our non-GAAP financial measures should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items. Our non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Because of these limitations, our non-GAAP financial measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

For financial outlook information, the Company is not providing a quantitative reconciliation of adjusted revenue to the most directly comparable GAAP measure because the GAAP measure cannot be reliably estimated and the reconciliation cannot be performed without unreasonable effort due to their dependence on future uncertainties and adjusting items that the Company cannot reasonably predict at this time but which may be material.

Forward Looking Statements

Some of the statements contained in this document are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are generally identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would" and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this document and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission ("SEC"). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document and in our SEC filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

About Rocket Companies

Founded in 1985, Rocket Companies (NYSE: RKT) is a Detroit-based fintech platform company including personal finance and consumer technology brands Rocket Mortgage, Rocket Homes, Amrock, Rocket Money, Rocket Loans, Rocket Mortgage Canada, Lendesk and Core Digital Media.

The Company helps clients achieve the goal of home ownership and financial freedom through industry-leading client experiences powered by its simple, fast and trusted digital solutions. J.D. Power has ranked Rocket Mortgage #1 in client satisfaction for both primary mortgage origination and servicing a total of 21 times.

For more information, please visit our Corporate Website or Investor Relations Website.

Investor Relations Contact:
Sharon Ng
ir@rocketcompanies.com
(313) 769-2058

Media Contact:
Aaron Emerson
aaronemerson@rocketcompanies.com
(313) 373-3035